UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2018

PIERIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37471	EIN 30-0784346
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
255 State Street, 9th Floor
Boston, MA 02109
United States
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 857-246-8998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On October 24, 2018, Pieris Pharmaceuticals GmbH (the “Pieris GmbH”), a wholly owned subsidiary of Pieris Pharmaceuticals, Inc. (the “Company”), entered into a lease agreement (the “Lease Agreement”) with Hallbergmoos Grundvermögen GmbH (the “Lessor”) pursuant to which Pieris GmbH has agreed to lease office and laboratory space located at Zeppelinstrasse 3, 85399 Hallbergmoos, Germany (the “Leased Property”). Under the Lease Agreement, 96,383 square feet of the Leased Property is expected to be delivered by the Lessor to Pieris GmbH by December 2019, 8,674 square feet of the Leased Property is expected to be delivered by the Lessor to Pieris GmbH by May 2020, and 22,284 square feet of the Leased Property is expected to be delivered by the Lessor to Pieris GmbH by October 2024. Pieris GmbH has a first right of refusal to lease an additional 13,440 square feet. Pieris GmbH intends to move its operations currently conducted at Lise-Meitner-Str. 30, 85354 Freising, Germany to the Leased Property.
The Lease Agreement is contingent on the Lessor obtaining appropriate building permits from governmental authorities and either party may rescind the Lease Agreement if the Lessor does not obtain such permits within a specified period of time. The Lease Agreement provides for an initial term of 150 months, commencing on the date the Lessor first delivers the Leased Property to Pieris GmbH as agreed under the Lease Agreement. Pieris GmbH also has an option to extend the term of the Lease Agreement for two additional 60-month periods. Pieris GmbH may sublease space within the Leased Property with Lessor’s consent, which may not be unreasonably withheld.
Monthly base rent for the initial 105,057 square feet of the Leased Property, including parking spaces, will total €158,162 ($179,737), which amount shall be adjusted starting on the second anniversary of the commencement date by an amount equal to the German consumer price index. In addition to the base rent, Pieris GmbH is also responsible for certain administrative and operational costs in accordance with the terms of the Lease Agreement. Pieris GmbH will maintain a security deposit in the amount of three months' rent. The Company will serve as a guarantor for the Lease Agreement.
Pieris GmbH and the Lessor are each entitled to terminate the Lease Agreement for due cause. Specifically, the Lessor may terminate for Pieris GmbH’s default on rent payments beyond certain amounts, noncompliance with major obligations under the Lease Agreement, and certain bankruptcy and insolvency events.
The foregoing summary of the principal terms of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the English translation of the Lease Agreement, a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: October 30, 2018	/s/ Allan Reine
Allan Reine
Chief Financial Officer